Exhibit 99.1

       Callaway Golf Announces Results for Second Quarter 2006

    CARLSBAD, Calif.--(BUSINESS WIRE)--July 26, 2006--Callaway Golf Company (NYSE:ELY) today announced its financial results for the second quarter ended June 30, 2006. Highlights for the quarter include:

    -- Net sales of $341.8 million, an increase of 6% as compared to $323.1 million for the same period in 2005.

    -- Fully diluted earnings per share of $0.33 on 68.6 million shares, an increase of 22%, as compared to $0.27 on 68.7 million shares in 2005.

    -- Fully diluted earnings per share include $0.03 of after-tax charges for employee equity-based compensation associated with FAS 123R as well as charges of $0.01 for the integration of Top-Flite operations and $0.01 for the cost-reduction initiatives announced in September 2005. The second quarter of 2005 included after-tax charges of $0.03 for the integration of Top-Flite operations. Excluding these charges, the Company's pro forma fully diluted earnings per share for the second quarter of 2006 would have increased 27% to $0.38, as compared to pro forma fully diluted earnings per share of $0.30 for the second quarter of 2005.

    -- Gross profit for the second quarter of 2006 was $140.1 million (or 41% of net sales), a decrease of $6.6 million from $146.7 million (or 45% of net sales) for the second quarter of 2005. Gross margins in the second quarter of 2006 were negatively affected by approximately $3.3 million (or one percentage point) due to a golf ball work-in-process inventory adjustment.

    -- Operating expenses for the second quarter of 2006 were $101.3 million, a decrease of $17.7 million compared to $119.0 million in 2005. A majority of the decrease is due to the cost-reduction initiatives announced in September 2005. This decrease also includes a $7.0 million reduction in accrued employee incentive compensation compared to last year.

    Highlights for the first six months include:

    -- Net sales of $644.3 million, an increase of 3.3% as compared to $623.0 million for the same period in 2005.

    -- Fully diluted earnings per share of $0.65 on 69.4 million shares, an increase of 20%, as compared to $0.54 on 68.6 million shares in 2005.

    -- Fully diluted earnings per share include $0.05 of after-tax charges for employee equity-based compensation associated with FAS 123R as well as $0.02 for the integration of Top-Flite operations and $0.01 associated with the cost-reduction initiatives. The first half of 2005 included after-tax charges of $0.06 for the integration of Top-Flite operations. Excluding these charges, the Company's pro forma fully diluted earnings per share for the first half of 2006 would have increased 22% to $0.73, as compared to pro forma fully diluted earnings per share of $0.60 for the first half of 2005.

    -- Gross profit for the first half of 2006 was $271.6 million (or 42% of net sales), a decrease of $7.7 million from $279.3 million (or 45% of net sales) for the first half of 2005.

    -- Operating expenses for the first half of 2006 were $196.5 million, a decrease of $23.5 million compared to $220.0 million in 2005. A majority of this decrease reflects the cost-reduction initiatives announced in September 2005. This decrease also includes a $4.5 million reduction in accrued employee incentive compensation.

    "Shortly after joining the Company we announced in September 2005 the implementation of several business improvement and cost-reduction initiatives to improve the manner in which we bring products to market as well as reduce our overall operating expenses," commented George Fellows, President and CEO of Callaway Golf Company. "Our second quarter results reflect the success of these initiatives. Sales of our Callaway and Odyssey brands continue to gain momentum in both revenue and market share which indicates that our product line for 2006 is being well received by both our customers and consumers in a very competitive marketplace," continued Mr. Fellows. "In addition, we are also delivering the anticipated savings in operating expenses from our cost-reduction initiatives and expect that a majority of those savings will positively impact earnings with the balance being reinvested in demand creation initiatives, consistent with our commitment. Performance in these two areas is critical to achieving our three year targets."
    "We also previously announced we would focus on reversing the decline in gross margins that we had been experiencing over the last several years," continued Mr. Fellows. "Our second quarter gross margin results did not meet our expectations due to some unanticipated execution issues and cost increases. Initiatives are in process to begin improving gross margins, but they will not impact results until late 2006 and into next year." Mr. Fellows added, "In addition to the gross margin initiatives, we are also focused on restoring the Top-Flite brand business. We believe that this brand can succeed in the market place and are implementing several initiatives designed to stabilize this important brand. I can assure you that these and other such initiatives are a top priority and I hope to share more details by the end of the year."
    "In summary," continued Mr. Fellows, "we are comfortable with our three year corporate targets. I am pleased with our progress to date, with sales and earnings up for the first half, but recognize there is more to do. Our core brands are performing well and we are aggressively focused on improving our overall profitability."
    For more details, including pro forma reconciliations to assist in year-over-year comparison, please see the attached "Supplemental Financial Information."

    The Company will be holding a conference call at 2:00 p.m. PDT today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after its conclusion, and will remain available through 9:00 p.m. PDT on Wednesday, August 2, 2006. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-800-475-6701 toll free for calls originating within the United States or 320-365-3844 for International calls. The replay pass code is 837120.

    Disclaimer: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to momentum in revenue or market share, future gross margin improvement, restoration of the Top-Flite brand, future operating expense savings and reinvestment, and achievement of three year targets are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to, market acceptance of current and future products; adverse market and economic conditions; adverse weather conditions and seasonality; delays, difficulties or increased costs in manufacturing the Company's products; a decrease in supply or increased costs of the materials needed to manufacture the Company's products; an increase in competitive pricing pressures; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its preliminary results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with employee equity based compensation, the integration of the Company's Top-Flite operations and charges related to the Company's business improvement and cost-reduction initiatives announced in September 2005. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and in the attachment to this release.

    Through an unwavering commitment to innovation, Callaway Golf creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Top-Flite(R), Odyssey(R) and Ben Hogan(R) brands. For more information visit www.callawaygolf.com.



                         Callaway Golf Company
                 Consolidated Condensed Balance Sheets
                            (In thousands)
                              (Unaudited)

                                                June 30,  December 31,
                                                  2006        2005
                                                ---------  -----------
ASSETS
Current assets:
 Cash and cash equivalents                        $48,113   $49,481
 Accounts receivable, net                         257,782    98,082
 Inventories, net                                 232,236   241,577
 Income taxes receivable                                -     2,026
 Other current assets                              50,108    47,424
                                                 --------- ---------
    Total current assets                          588,239   438,590

Property, plant and equipment, net                136,024   127,739
Intangible assets, net                            176,098   175,191
Deferred taxes                                      4,657     6,516
Other assets                                       15,072    16,462
                                                 --------- ---------
                                                 $920,090  $764,498
                                                 ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses           $128,930  $102,134
 Accrued employee compensation and benefits        20,176    24,783
 Accrued warranty expense                          15,469    13,267
 Bank line of credit                              110,300         -
 Income taxes payable                              10,590         -
 Capital leases, current portion                        -        21
                                                 --------- ---------
    Total current liablilities                    285,465   140,205

Long-term liabilities                              26,946    28,245

Shareholders' equity                              607,679   596,048
                                                 --------- ---------
                                                 $920,090  $764,498
                                                 ========= =========



                         Callaway Golf Company
                       Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                             Quarter Ended
                                                June 30,
                                        -----------------------
                                          2006           2005
                                        ---------      ---------

Net sales                               $341,815  100% $323,132  100%
Cost of sales                            201,729   59%  176,399   55%
                                        ---------      ---------
Gross profit                             140,086   41%  146,733   45%
Operating expenses:
 Selling expense                          77,045   23%   90,640   28%
 General and administrative expense       18,101    5%   21,239    7%
 Research and development expense          6,194    2%    7,083    2%
                                        ---------      ---------
Total operating expenses                 101,340   30%  118,962   37%
                                        ---------      ---------
Income from operations                    38,746   11%   27,771    9%
Other expense, net                        (1,273)        (1,806)
                                        ---------      ---------
Income before income taxes                37,473   11%   25,965    8%
Income tax provision                      14,934          7,573
                                        ---------      ---------
Net Income                               $22,539    7%  $18,392    6%
                                        =========      =========
Earnings per common share:
 Basic                                     $0.33          $0.27
 Diluted                                   $0.33          $0.27
Weighted-average shares outstanding:
 Basic                                    67,799         68,270
 Diluted                                  68,577         68,660


                                            Six Months Ended
                                                 June 30,
                                        ------------------------
                                          2006           2005
                                        ---------      ---------

Net sales                               $644,260  100% $622,989  100%
Cost of goods sold                       372,662   58%  343,650   55%
                                        ---------      ---------
Gross profit                             271,598   42%  279,339   45%
Operating expenses:
 Selling expense                         145,173   23%  166,385   27%
 General and administrative expense       38,325    6%   40,324    6%
 Research and development expense         12,998    2%   13,323    2%
                                        ---------      ---------
Total operating expenses                 196,496   30%  220,032   35%
                                        ---------      ---------
Income from operations                    75,102   12%   59,307   10%
Other expense, net                          (971)        (2,987)
                                        ---------      ---------
Income before income taxes                74,131   12%   56,320    9%
Provision for income taxes                28,731         19,568
                                        ---------      ---------
Net income                               $45,400    7%  $36,752    6%
                                        =========      =========
Earnings per common share:
 Basic                                     $0.66          $0.54
 Diluted                                   $0.65          $0.54
Weighted-average shares outstanding:
 Basic                                    68,479         68,226
 Diluted                                  69,356         68,643



                         Callaway Golf Company
            Consolidated Condensed Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                      2006     2005
                                                   --------- --------
Cash flows from operating activities:
 Net income                                         $45,400  $36,752
 Adjustments to reconcile net income to
 net cash provided by operating activities:
   Depreciation and amortization                     15,225   22,659
   Non-cash compensation                              6,331    3,957
   Loss on disposal of assets                           324      856
   Deferred taxes                                     1,165   (1,184)
   Changes in assets and liabilities, net of
    effects of acquisitions                        (114,383) (67,378)
                                                   --------- --------
 Net cash used in operating activities              (45,938)  (4,338)
                                                   --------- --------

Cash flows from investing activities:
 Capital expenditures                               (20,463) (19,046)
 Business acquisition, net of cash acquired          (5,911)       -
 Proceeds from sale of capital assets                   120       20
                                                   --------- --------
 Net cash used in investing activities              (26,254) (19,026)
                                                   --------- --------

Cash flows from financing activities:
 Issuance of Common Stock                             6,519    3,560
 Dividends paid, net                                 (4,901)  (4,853)
 Acquisition of Treasury Stock                      (42,894)     (39)
 Tax benefit from exercise of stock options             481      269
 Proceeds from Line of Credit, net                  110,300   37,000
 Payments on financing arrangements                     (20)     (22)
                                                   --------- --------
 Net cash provided by financing activities           69,485   35,915
                                                   --------- --------

Effect of exchange rate changes on cash
 and cash equivalents                                 1,339   (1,552)
                                                   --------- --------
Net increase (decrease) in cash and cash
 equivalents                                         (1,368)  10,999
Cash and cash equivalents at beginning of period     49,481   31,657
                                                   --------- --------
Cash and cash equivalents at end of period          $48,113  $42,656
                                                   ========= ========



                         Callaway Golf Company
       Consolidated Net Sales and Operating Segment Information
                            (In thousands)
                              (Unaudited)

                                   Net Sales by Product Category
                           -------------------------------------------
                               Quarter Ended
                                 June 30,           Growth/(Decline)
                           ------------------- -----------------------
                             2006      2005        Dollars     Percent
                           --------- --------- --------------- -------
Net sales:
 Woods                      $86,319   $69,583         $16,736      24%
 Irons                      106,800   111,686          (4,886)     -4%
 Putters                     37,313    33,976           3,337      10%
 Golf balls                  69,103    70,759          (1,656)     -2%
 Accessories and other       42,280    37,128           5,152      14%
                           --------- --------- ---------------
                           $341,815  $323,132         $18,683       6%
                           ========= ========= ===============



                             Six Months Ended
                                 June 30,           Growth/(Decline)
                           ------------------- -----------------------
                               2006      2005      Dollars     Percent
                           --------- --------- --------------- -------
Net sales:
 Woods                     $183,439  $135,047         $48,392      36%
 Irons                      195,770   219,634         (23,864)    -11%
 Putters                     62,191    65,824          (3,633)     -6%
 Golf balls                 124,833   129,792          (4,959)     -4%
 Accessories and other       78,027    72,692           5,335       7%
                           --------- --------- ---------------
                           $644,260  $622,989         $21,271       3%
                           ========= ========= ===============



                                      Net Sales by Region
                           -------------------------------------------
                               Quarter Ended
                                 June 30,          Growth/(Decline)
                           ------------------- -----------------------
                               2006      2005      Dollars     Percent
                           --------- --------- --------------- -------
Net sales:
 United States             $186,349  $181,453          $4,896       3%
 Europe                      54,336    56,568          (2,232)     -4%
 Japan                       34,042    30,274           3,768      12%
 Rest of Asia                25,561    19,064           6,497      34%
 Other foreign countries     41,527    35,773           5,754      16%
                           --------- --------- ---------------
                           $341,815  $323,132         $18,683       6%
                           ========= ========= ===============


                             Six Months Ended
                                 June 30,           Growth/(Decline)
                           ------------------- -----------------------
                               2006      2005      Dollars     Percent
                           --------- --------- --------------- -------
Net sales:
 United States             $367,632  $366,554          $1,078       0%
 Europe                     104,421   107,731          (3,310)     -3%
 Japan                       60,156    55,127           5,029       9%
 Rest of Asia                42,549    33,729           8,820      26%
 Other foreign countries     69,502    59,848           9,654      16%
                           --------- --------- ---------------
                           $644,260  $622,989         $21,271       3%
                           ========= ========= ===============



                                    Operating Segment Information
                          --------------------------------------------
                              Quarter Ended
                                June 30,            Growth/(Decline)
                          ------------------- ------------------------
                              2006     2005       Dollars     Percent
                          --------- ---------      --------    -------
Net sales:
 Golf clubs               $272,712  $252,373       $20,339          8%
 Golf balls                 69,103    70,759        (1,656)        -2%
                          --------- ---------  ------------
                          $341,815  $323,132       $18,683          6%
                          ========= =========  ============

Income before provision
 for income taxes:
 Golf clubs                $50,327   $33,365       $16,962         51%
 Golf balls                    545     6,018        (5,473)       -91%
 Reconciling items         (13,399)  (13,418)           19          0%
                          --------- ---------  ------------
                           $37,473   $25,965       $11,508         44%
                          ========= =========  ============



                            Six Months Ended
                                 June 30,            Growth/(Decline)
                          --------------------- ----------------------
                              2006      2005       Dollars     Percent
                            --------- ---------    -------- ----------
Net sales:
 Golf clubs                 $519,427  $493,197     $26,230          5%
 Golf balls                  124,833   129,792      (4,959)        -4%
                            --------- --------- ------------
                            $644,260  $622,989     $21,271          3%
                            ========= ========= ============

Income before provision
 for income taxes:
 Golf clubs                  $95,395   $73,744     $21,651         29%
 Golf balls                    6,902     7,744        (842)       -11%
 Reconciling
  items                      (28,166)  (25,168)     (2,998)       -12%
                            --------- --------- ------------
                             $74,131   $56,320     $17,811         32%
                            ========= ========= ============


                         Callaway Golf Company
                  Supplemental Financial Information
                 (In thousands, except per share data)
                              (Unaudited)

                        Quarter Ended June 30,
       --------------------------------------------------------
                                 2006
       --------------------------------------------------------

            Pro Forma Integration Restructuring   Employee    Total as
            Callaway   Charges      Charges        Stock      Reported
              Golf                              Compensation
           ---------- ---------  ------------- ------------- ---------
Net sales    $341,815       $-         $-           $-       $341,815
Gross
 profit       141,859   (1,516)       (96)        (161)       140,086
% of sales         42%     n/a        n/a          n/a             41%
Operating
 expenses      98,095      218        474        2,553        101,340
             --------- --------    -------     --------      ---------
Income (loss)
 from
 operations    43,764   (1,734)      (570)      (2,714)        38,746
Other
 expense,
 net           (1,273)       -          -            -         (1,273)
             --------- --------    -------     --------      ---------
Income before
 income
 taxes         42,491   (1,734)      (570)      (2,714)        37,473
Provision
 for income
 taxes         16,635     (662)      (213)        (826)        14,934
             --------- --------    -------     --------      ---------
Net income
 (loss)       $25,856  $(1,072)     $(357)     $(1,888)       $22,539
             ========= ========    =======     ========      =========

Diluted earnings
 (loss) per
 share:         $0.38   $(0.01)    $(0.01)      $(0.03)         $0.33
Weighted-average
 shares
 outstanding:  68,577   68,577     68,577       68,577         68,577


                        Quarter Ended June 30,
       --------------------------------------------------------
                                 2005
       --------------------------------------------------------

           Pro Forma Integration Restructuring   Employee     Total as
            Callaway   Charges      Charges        Stock      Reported
              Golf                              Compensation
           ---------- ---------- ------------- ------------- ---------
Net sales    $323,132       $-         $-           $-       $323,132
Gross
 profit       148,027   (1,294)         -            -        146,733
% of sales         46%     n/a        n/a          n/a             45%
Operating
 expenses     116,880    1,966          -          116        118,962
             --------- --------    -------     --------      ---------
Income (loss)
 from
 operations    31,147   (3,260)         -         (116)        27,771
Other expense,
 net           (1,806)       -          -            -         (1,806)
             --------- --------    -------     --------      ---------
Income before
 income
 taxes         29,341   (3,260)         -         (116)        25,965
Provision
 for income
 taxes          8,856   (1,239)         -          (44)         7,573
             --------- --------    -------     --------      ---------
Net income
 (loss)       $20,485  $(2,021)        $-         $(72)       $18,392
             ========= ========    =======     ========      =========

Diluted earnings
 (loss) per
 share:         $0.30   $(0.03)        $-       $(0.00)         $0.27
Weighted-average
 shares
 outstanding:  68,660   68,660     68,660       68,660         68,660



                         Callaway Golf Company
                  Supplemental Financial Information
                 (In thousands, except per share data)
                              (Unaudited)


                       Six Months Ended June 30,
       --------------------------------------------------------
                                 2006
       --------------------------------------------------------

            Pro Forma Integration Restructuring  Employee     Total as
            Callaway   Charges      Charges       Stock       Reported
              Golf                             Compensation
           ---------- ---------- ------------- ------------- ---------
Net sales    $644,260      $-         $-            $-       $644,260
Gross
 profit       274,141  (2,171)      (110)         (262)       271,598
% of sales         43%    n/a        n/a           n/a             42%
Operating
 expenses     190,783     593        450         4,670        196,496
             --------- --------    -------    --------      ---------
Income (loss)
 from
 operations    83,358  (2,764)      (560)       (4,932)        75,102
Other expense,
 net             (971)      -          -             -           (971)
             --------- --------    -------     --------      ---------
Income (loss)
 before
 income
 taxes         82,387  (2,764)      (560)       (4,932)        74,131
Provision
 for income
 taxes         31,628  (1,061)      (209)       (1,627)        28,731
             --------- --------    -------      --------      --------
Net income
 (loss)       $50,759 $(1,703)     $(351)      $(3,305)       $45,400
             ========= ========    =======      ========      ========

Diluted earnings
 (loss) per
 share:         $0.73  $(0.02)    $(0.01)       $(0.05)         $0.65
Weighted-average
 shares
 outstanding:  69,356  69,356     69,356        69,356         69,356



                       Six Months Ended June 30,
       --------------------------------------------------------
                                 2005
        -------------------------------------------------------

            Pro Forma Integration Restructuring  Employee     Total as
             Callaway   Charges      Charges      Stock       Reported
              Golf                              Compensation
           ----------- --------- ------------- ------------- ---------
Net sales    $622,989       $-         $-            $-      $622,989
Gross
 profit       283,716   (4,377)         -             -       279,339
% of sales         46%     n/a        n/a           n/a            45%
Operating
 expenses     217,108    2,710          -           214       220,032
             --------- --------    -------      --------     ---------
Income (loss)
 from
 operations    66,608   (7,087)         -          (214)       59,307
Other expense,
 net           (2,987)       -          -             -        (2,987)
             --------- --------    -------      --------     ---------
Income (loss)
 before
 income
 taxes         63,621   (7,087)         -          (214)       56,320
Provision for
 income
 taxes         22,342   (2,693)         -           (81)       19,568
             --------- --------    -------      --------     ---------
Net income
 (loss)       $41,279  $(4,394)        $-         $(133)      $36,752
             ========= ========    =======      ========     =========

Diluted earnings
 (loss) per
 share:         $0.60   $(0.06)        $-        $(0.00)        $0.54
Weighted-average
 shares
 outstanding:  68,643   68,643     68,643        68,643        68,643

    CONTACT: Callaway Golf Company
             Brad Holiday, Patrick Burke or Larry Dorman, 760-931-1771